Exhibit 99.1

Innoveren Scientific Announces Corporate Update

May 17, 2024 — Innoveren Scientific Inc. (OTCQB: IVRN) (“Innoveren” or the “Company”), a life science company focused on becoming a leading biotech incubator, today announced a corporate update.

The Company has delayed its SEC filing and allowed the late filing notice to expire as of May 15, 2024, as it works to complete its current funding plans. Assuming the Company can complete those initiatives in the near term, it plans to start the audit by the end of May which will bring the Company current in mid-July 2024. Upon completion of the audit, the stock will begin to trade as normal on the OTC Markets.

The Company continues to push forward with its strategic initiatives as planned, and hopes to have its first product, SkinDisc Lite, receive U.S. Food and Drug Administration (FDA) clearance in mid-June 2024. That clearance, should it occur, would then trigger the submission of its next product, SkinDisc Ultra, to the FDA in the third quarter of 2024.

About Innoveren Scientific Inc.

Innoveren Scientific Inc., formerly known as H-CYTE, Inc. is a life science and biotech incubator company, focused on advancing new technologies in areas of unmet need across multiple indications, with the ultimate goal of improving patient lives. The company invests in and fosters innovative technologies that are supported by a strong scientific foundation, which have relatively short timelines and low costs to achieve meaningful value inflection points. For more information about Innoveren, please visit www.InnoverenScientific.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Innoveren believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those outlined in Innoveren’s filings with the SEC, including but not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. Innoveren expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Innoveren Investor Contact:

Alpha IR Group

IVRN@alpha-ir.com

312-445-2870

Source: Innoveren Scientific Inc.